Exhibit 4.11

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: CS-2015-7	Number of Warrant Shares: 35,971
Warrant Exercise Price: $1.39
Date of Issuance: May 19, 2015	Expiration Date: As set forth in Section 1 below

SynCardia Systems, Inc., a Delaware corporation (the “Company”), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trinity SynCardia Bridge, LLC, an Arizona limited liability company (the “Holder”), the registered Holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the Issuance Date, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined in this Warrant) the number of fully paid and nonassessable shares of the Common Stock (as defined in this Warrant) of the Company (the “Warrant Shares”) set forth above at the exercise price per share provided above or as subsequently adjusted. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-QSB or Form 10-KSB, if any, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company will promptly, but in no event later than two Business Days following the receipt of such notice, confirm in writing to any such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock will be determined after giving effect to the exercise of Warrants (as defined below) by such Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The Holder and the Company agree that this Warrant is exercisable at any time prior to the Expiration Date. This Warrant is being issued to Holder as an inducement to Holder to amend the promissory note evidencing a loan the Company in the sum of $500,000 pursuant to the terms of that certain Loan Agreement, dated April 1, 2013.

Section 1.

(a) Definitions. The following words and terms as used in this Warrant will have the following meanings:

(i) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(ii) “Expiration Date” means the earliest of (i) the date ten years from the Issuance Date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of Phoenix or the State of Arizona (a “Holiday”), the next date that is not a Holiday; and (ii) the one (1) year anniversary of the consummation of the Company’s sale of its Common Stock or other capital stock pursuant to a registration statement under the Securities Act (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction).

(iii) “Issuance Date” means the date of this Warrant, which will for all purposes be the effective date of this Warrant.

(iv) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(v) “Common Stock” means (i) the Company’s Common Stock, par value $0.01 per share, and (ii) any capital stock into which such Common Stock will have been changed or any capital stock resulting from a reclassification of such Common Stock.

(vi) “Securities Act” means the Securities Act of 1933, as amended.

(vii) “Stockholders Agreement” means the Company’s Ninth Amended and Restated Stockholders’ Agreement dated as of September 15, 2014, as amended subsequent to the date hereof.

(viii) “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

(ix) “Warrant Exercise Price” will be the price set forth on page one of this Warrant or as subsequently adjusted as provided in Section 8 hereof.

(x) “Warrant Shares” means the shares of Common Stock issuable at any time upon exercise of this Warrant.

(b) Other Definitional Provisions.

(i) Except as otherwise specified in this Warrant, all references in this Warrant (A) to the Company will be deemed to include the Company’s successors and (B) to any applicable law defined or referred to in this Warrant will be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii) When used in this Warrant, the words “in this Warrant”, “hereof”, and “hereunder” and words of similar import, will refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section”, “Schedule”, and “Exhibit” will refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

(iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2. Exercise of Warrant.

(a) Subject to the terms and conditions of this Warrant, this Warrant may be exercised by the Holder then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the Issuance Date, and prior to 11:59 P.M. Eastern Time on the Expiration Date, by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such Holder’s election to exercise this Warrant, which notice will specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds and (iii) the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, the Company will on the fifth Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder will be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price, the Holder will be deemed for all corporate purposes to have become the Holder of record of the Warrant Shares with respect to which this Warrant has been exercised.

Notwithstanding any provisions in this Warrant to the contrary, if the fair market value of one Warrant Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company will issue to the Holder a number of Warrant Shares computed using the following formula:

		X =	Y (A-B)
A

Where	X =	the number of Warrant Shares to be issued to the Holder

	Y =	the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

	A =	the fair market value of one Warrant Share (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Warrant Share will be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share will be the product of (i) the per share offering price to the public of the Company’s Common Stock in the initial public offering, and (ii) the number of shares of Common Stock into which each Warrant Share is convertible at the time of such exercise.

(b) Unless the rights represented by this Warrant will have expired or will have been fully exercised, the Company will, as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it will represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

(c) No fractional Warrant Shares are to be issued upon any pro rata exercise of this Warrant, but rather the number of Warrant Shares issued upon such exercise of this Warrant will be rounded up or down to the nearest whole number.

(d) All Warrant Shares will be issued subject to the terms of the Stockholders Agreement. The Company’s obligation to issue any Warrant Shares pursuant to the terms of this Warrant will be conditioned upon the Holder’s execution of the Stockholders Agreement. Any Warrant Shares issued pursuant to this Warrant will bear such legends required by the terms of the Stockholders Agreement.

Section 3. Covenants. The Company hereby covenants and agrees as follows:

(a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c) The Company will at all times have authorized and reserved at least one 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price. If at any time the Company does not have a sufficient number of shares of Common Stock authorized and available, then the Company will call and hold a special meeting of its stockholders within 60 days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

(d) If at any time after the date hereof the Company will file a registration statement, the Company will include the shares of Common Stock issuable upon conversion of the Common Shares issuable to the Holder, pursuant to the terms of this Warrant and will maintain, so long as any shares of its capital stock will be so listed, such listing of all shares of capital stock issuable upon conversion of the Warrant Shares from time to time issuable upon the exercise of this Warrant; and the Company will so list on each national securities exchange or automated quotation system, as the case may be, and will maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class will be listed on such national securities exchange or automated quotation system.

(e) The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The

Company will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

Section 4. Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issuance or delivery of shares of Common Stock upon exercise of this Warrant, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder.

Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided in this Warrant, no Holder, as such, of this Warrant will be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor will anything contained in this Warrant be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant will be construed as imposing any liabilities on such Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the Holder of this Warrant with copies of the same notices and other information given to the other holders of Common Stock contemporaneously with the giving thereof to such holders.

Section 6. Representations of Holder. The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations in this Warrant, the Holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and other applicable securities laws. The Holder of this Warrant further represents, by acceptance of this Warrant, that, as of the Issuance Date, such Holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). Upon exercise of this Warrant the Holder will, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such Holder is an Accredited Investor. If such Holder cannot make such representations because they would be factually incorrect, it will be a condition to such Holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant will not violate any United States or state securities laws.

Section 7. Ownership and Transfer.

(a) The Company will maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company will record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant

(b) The Company agrees that, notwithstanding anything to the contrary contained in this Warrant and subject only to compliance with applicable federal and state securities laws, the Holder will be entitled to transfer all or any portion of this Warrant or of the Warrant Shares to an Affiliated Entity of the Holder. As used in this Section 7(b), an “Affiliated Entity” of a Holder means any general or limited partner of such Holder, if such Holder is a partnership, any manager or member of such Holder, if such Holder is a limited liability company, or any person or entity that, directly or indirectly, thorough one or more intermediaries, controls, is controlled by, or in under common control with, such Holder. The Holder agrees not to make any disposition of the Warrant or all or any portion of the Warrant Shares to an Affiliated Entity or to any other Person unless and until (i) the Holder will have notified the Company of the proposed disposition and will have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition and (ii) the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant and any other stockholder or similar agreement among substantially all other holders of Common Stock as reasonably requested by the Company, including, without limitation, the Stockholders Agreement.

(c) Except for transfers permitted under Section 7(b), the Holder agrees not to make any disposition of the Warrant or all or any portion of the Warrant Shares or the shares issuable upon conversion thereof unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant and any other stockholder or similar agreement among substantially all other holders of Common Stock as reasonably requested by the Company, including, without limitation, the Stockholders Agreement; and

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) the Holder will have notified the Company of the proposed disposition and will have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder will have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act (it is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances).

Section 8. Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant will be adjusted from time to time as follows:

(a) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(a) will become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Distribution of Assets. If the Company will declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i) any Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution will be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator will be the value of the Common Stock on the Business Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (B) the denominator will be the value of the Common Stock on the Business Day immediately preceding such record date. The value of the Common Stock for such purposes will be determined by an independent outside accountant selected by the Holder and the Company; and

(ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant will be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the Holder of this Warrant will receive an additional warrant to purchase Common Stock, the terms of which will be identical to those of this Warrant, except that such warrant will be exercisable into the amount of the assets that would have been payable to the Holder of this Warrant pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

(c) Definition of shares of Common Stock. For the purposes of this Section 8, the term “shares of Common Stock” will mean (i) the class of stock designated as the Common Stock of the Company on the Issuance Date or (ii) any other class of stock resulting from changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section 8(b), the Holders will become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Exercise Price of such shares will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in Section 8 as they would have been applied to the Warrant Shares.

(d) Minimum adjustment. No adjustment in the number of shares purchasable hereunder will be required unless such adjustment would require an increase or decrease of at least one half (1/2) of one percent (1%) in the number of shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 8(f) are not required to be made will be carried forward and taken into account in any subsequent adjustment or upon any exercise of a Warrant.

(e) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, in each case, that relate to the Common Stock), then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the Holders of the Warrants; provided that no such adjustment pursuant to this Section 8(e) will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

(f) Notices.

(i) Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the Holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii) The Company will give written notice to the Holder of this Warrant at least ten days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to Holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information will be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(iii) The Company will also give written notice to the Holder of this Warrant at least ten days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information will be made known to the public prior to or in conjunction with such notice being provided to such Holder.

Section 9. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction in each case which is effected in such a way that Holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to in this Warrant as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the Holder) to deliver to each Holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the Holders of the Warrants (including an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale). Notwithstanding the previous sentence of this Subsection (b), in the event as of the date of the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the fair market value of the Warrant Shares, as determined by the Company’s Board of Directors in good faith, is greater than three times the then Warrant Exercise Price and the Holder is given the right to exercise the Warrants prior to or concurrently with such consummation, the Acquiring Entity may elect not to deliver to each Holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity and each Holder will be required to exercise the Warrants in connection with such transaction. Prior to the consummation of any other Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore issuable and receivable upon the exercise of such Holder’s Warrants without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Warrant Shares which would have been issuable and receivable upon the exercise of such Holder’s Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

Section 10. Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications will be:

If to Holder:	Trinity SynCardia Bridge, LLC
3195 West Ray Road, #9
Chandler, Arizona 85226
	Telephone:	480-374-3551
	Facsimile:	480-247-5099
	Attention:	TR Management, LLC, Manager

With Copy to:	Hool Law Group, PLC
2398 East Camelback Road
Suite 1020
Phoenix, Arizona 85016
	Telephone:	602-852-5560
	Facsimile:	602-852-5499
	Attention:	Michael D. Hool, Esq.

If to the Company, to:	SynCardia Systems, Inc.
1992 East Silverlake Road
Tucson, Arizona 85713
	Attention:	Michael Garippa
	Telephone:	520-545-1234
	Facsimile:	520-903-1782

With a copy to:	James W. Zeeb
405 West Franklin
Tucson, Arizona 85701
	Telephone:	520-798-3803
	Facsimile:	520-620-0405

Each party will provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, or (B) provided by a nationally recognized overnight delivery service will be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 12. Amendment and Waiver. Except as otherwise provided in this Warrant, the provisions of the Warrants may be amended and the Company may take any action in this Warrant prohibited, or omit to perform any act in this Warrant required to be performed by it, only if the Company has obtained the written consent of the Requisite Holders; provided, however, that, except for Sections 8(a) and 8(d), no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the Holder of such Warrant.

Section 13. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All questions concerning the construction, validity, enforcement and interpretation of this Agreement will be governed by the internal laws of the State of Arizona, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Arizona or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Arizona. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Arizona, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed in this Warrant, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service will constitute good and sufficient service of process and notice thereof. Nothing contained in this Warrant will be deemed to limit in any way any right to serve process in any manner permitted by law.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

SYNCARDIA SYSTEMS, INC., a Delaware corporation

By:	/s/ Michael Garippa
Name:	Michael Garippa
Title:	CEO and President

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED

BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

The undersigned Holder hereby exercises the right to purchase                  of the shares of Common Stock (“Warrant Shares”) of SynCardia Systems, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used in this Warrant and not otherwise defined will have the respective meanings set forth in the Warrant.

1. Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price will be made as a “Cash Exercise” with respect to                  Warrant Shares.

2. Payment of Warrant Exercise Price. The Holder will pay the sum of $         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company will deliver to the Holder                  Warrant Shares in accordance with the terms of the Warrant.

Date:             ,

TRINITY SYNCARDIA BRIDGE, LLC, an Arizona limited liability company

TR Management, LLC, an Arizona limited liability company, as Manager

By:
Tim Wolf, Manager

A-1

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                 , Federal Identification No.                     , a warrant to purchase                  shares of the Common Stock of SynCardia Systems, Inc., a Delaware corporation, represented by warrant certificate no.             , standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint                     , attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:             , 20

TRINITY SYNCARDIA BRIDGE, LLC, an Arizona limited liability company

TR Management, LLC, an Arizona limited liability company, as Manager

By:
Tim Wolf, Manager

B-1